Exhibit 10.8

Final

INFLECTION POINT ACQUISITION CORP. VI

1680 Michigan Avenue Suite 700 #1031

Miami Beach, FL

May 29, 2026

Inflection Point Asset Management LLC

1680 Michigan Avenue Suite 700 #1031

Miami Beach, FL

Re:	Chief of Staff Services Agreement

Ladies and Gentlemen:

This services agreement (this “Agreement”) is being entered into by and among Inflection Point Acquisition Corp. VI (the “Company”), Inflection Point Asset Management LLC, an affiliate of Inflection Point Holdings VI LLC (the “Sponsor”) and directors and executive officers of the Company (“IPAM”), and Dylan Chan as of the date hereof, to confirm our agreement that:

1. With effect from and commencing on May 18, 2026 (the “Effective Date”) and continuing until the earlier of the consummation by the Company of an initial business combination (“Business Combination”) or the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission relating to the Company’s initial public offering of securities (the “Offering”)) (such earlier date hereinafter referred to as the “Termination Date”), IPAM shall make available, or cause to be made available, to the Company, the services of Dylan Chan as chief of staff of the Company. In exchange therefor, the Company shall pay IPAM $12,500 per month on or around the Effective Date and continuing monthly thereafter until the Termination Date.

2. Dylan Chan hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to him out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering have been deposited (the “Trust Account”), and hereby irrevocably waives any Claim he may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. For the avoidance of doubt, this Agreement shall have no effect on that certain Services and Indemnification Agreement, dated March 26, 2026, by and among the Company, the Sponsor and Inflection Point Asset Management LLC, which remains in full force and effect and is not amended or otherwise superseded by this Agreement.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof.

[Signature Page Follows]

Very truly yours,

INFLECTION POINT ACQUISITION CORP. VI

	By:	/s/ Kevin Shannon
		Name:	Kevin Shannon
		Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

INFLECTION POINT ASSET MANAGEMENT LLC

By:	/s/ Kevin Shannon
	Name:	Kevin Shannon
	Title:	Portfolio Manager

/s/ Dylan Chan
	Name:	Dylan Chan

[Signature Page to Chief of Staff Services Agreement]